THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS FOR SUCH LAWS AS MAY THEN BE IN EFFECT, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                           WARRANT TO PURCHASE SHARES
                                 OF COMMON STOCK
                           (Issued with Secured Notes)

Company: Goodrich Petroleum Corporation, a Delaware corporation (the "Company"), and any corporation that shall succeed to the obligations of the Company under this Warrant.

Number of Shares:
                 ---------------------------
Class of Stock:            Common Stock
                 ---------------------------
Initial Warrant Price:     $0.9375 per share
                      ----------------------
Expiration Date:  September 30, 2006
                 ---------------------------
Date of Grant:
               -----------------------------

     THIS CERTIFIES THAT, for value received,
                                             -----------------------------------
("Investor") is entitled to purchase the above number (as adjusted pursuant to Section 5 hereof) of fully paid and nonassessable shares of the above Class of Stock of the Company at the Initial Warrant Price above (as adjusted pursuant to Section 5 hereof), subject to the provisions and upon the terms and conditions set forth herein.

1.       Definitions.
         ------------

     As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

          (a) "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder, as shall be in effect at the time.

          (b) "Common Stock" shall mean shares of the presently authorized common stock of the Company and any stock into which such common stock may hereafter be exchanged.

          (c) "Effective Registration Statement" shall mean a registration statement of the Company filed with, and declared effective by, the SEC on Form S-1 under the Act or such other form that the Company is eligible to use or that the SEC deems appropriate for the registration of the resale by the Investor of the Registrable Securities.

          (d) "Holder" shall mean any person who shall at the time be the holder of this Warrant.

          (e) "Subsidiary Preferred Units" shall mean the Series A Convertible Preferred Units of Goodrich Petroleum Company, L.L.C., a Louisiana limited liability company ("GPC").

          (f) "Registrable Securities" shall mean the Shares, the common stock of the Company issuable upon conversion of the Secured Notes, and the common stock of the Company issuable upon conversion of the Subsidiary Preferred Units.

          (g) "Registration Lapse Day" shall mean any day in which an Effective Registration Statement is not in effect, or has lapsed with the SEC for any reason.

          (h) "Registration Lapse Period" shall mean the period of time in which one or more Registration Lapse Days consecutively occur.

          (i) "SEC" shall mean the Securities and Exchange Commission

          (j) "Secured Notes" shall mean those convertible promissory notes issued by GPC to the Investor dated as of the date hereof representing the Pari Passu Debt, those convertible promissory notes issued by GPC to the Investor dated as of the date hereof representing the Subordinated Debt, and those convertible promissory notes issued by Goodrich Petroleum Company-Lafitte, L.L.C. ("Lafitte") to the Investor dated as of the date hereof representing the Lafitte Debt.

          (k) "Shares" shall mean the shares of the Class of Stock that the Holder is entitled to purchase upon exercise of this Warrant, as adjusted pursuant to Section 5 hereof.

          (l) "Warrant Price" shall mean the Initial Warrant Price at which this Warrant may be exercised, as adjusted pursuant to ------------- Section 5 hereof.

2.       Term.
         -----

     The purchase right represented by this Warrant is exercisable, in whole or in part, on or before the Expiration Date.

3.       Exercise of Warrant; Payment; Issuance of New Warrant.
         ------------------------------------------------------

     3.1 Exercise. Subject to Section 2 hereof, the purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Appendix A duly executed) at the principal office of the Company and by the payment to the Company, in the manner set forth in Section 3.2 below, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. In the event of any exercise of the purchase right represented by this Section 3, certificates for the Shares so purchased shall be delivered to the Holder within five (5) business days of receipt of such payment and, unless this Warrant has been fully exercised or expired, a new Warrant (dated as of the date hereof) representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such period.

     3.2 Payment. Subject to Section 2 hereof, at the option of the Holder, the payment of any exercise of purchase rights may be paid by the Holder to the Company in any one or more of the following manners:

          (a) by cash;

          (b) by certified check or money order made payable to the Company;

          (c) by wire transfer to the Company pursuant to wire transfer instructions obtained by the Holder from the Company at the time of exercise; or

          (d) by the cancellation of some or all of the accrued interest, first, and then the outstanding principal owing under the Secured Notes.

     3.3. The Company may require that such certificate or certificates and any new Warrant contain on the face thereof a legend substantially as follows:

          "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and rules. No sale, offer to sell or transfer of the securities represented by this certificate shall be made unless a registration statement under such act, and applicable state securities laws with respect to such securities is then in effect, or pursuant to an exemption from such registration requirements for such laws is then in effect, or an opinion of counsel reasonably satisfactory to Company and its counsel that such registration is not required."

4.       Exercise Price.
         ---------------

     The Warrant Price at which this Warrant may be exercised shall be the Initial Warrant Price, as adjusted from time to time pursuant to Section 5 hereof.

5.      Adjustment of Number and Kind of Shares and Adjustment of Warrant Price.
        ------------------------------------------------------------------------

     5.1 Certain Definitions. As used in this Section 5 the following terms shall have the following respective meanings:

          (a) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities.

          (b) "Convertible Securities" shall mean any evidence of indebtedness, shares of stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

     5.2 Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Reclassification, Reorganization, Consolidation or Merger. In the case of any reclassification of the Common Stock, or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock) (a "Reclassification"), the Company, or such successor corporation, as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant and upon such exercise to receive, in lieu of each share of the Class of Stock theretofore issuable upon exercise of this Warrant, the number and kind of securities receivable upon such reclassification, reorganization, consolidation or merger by a holder of shares of the same Class of Stock of the Company for each such share of such Class of Stock. The aggregate Warrant Price of the new warrant shall be the aggregate
     Warrant Price in effect immediately prior to the reclassification, reorganization, consolidation or merger and the Warrant Price per share shall be appropriately increased or decreased. Such new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 including, without limitation, adjustments to the Warrant Price and to the number of shares issuable upon exercise of this Warrant. In the case of a Reclassification in which the holder of shares of the same Class of Stock of the Company as the Class of Stock theretofore issuable upon exercise of this Warrant receives compensation in cash that is less per share than the Warrant Price (which amount of cash compensation per share shall be referred to as the "Acquisition Price"), then the Holder of this Warrant shall have the option to receive from the Company cash compensation equal to Fifty Percent (50%) of the Acquisition Price times the number of Shares issuable upon exercise of this Warrant, which option may be exercised by the Holder by surrendering this Warrant to the Company. The provisions of this subsection (a) shall similarly apply to successive reclassifications, reorganizations, consolidations or mergers.

          (b) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the Class of Stock for which this Warrant is then exercisable, the Warrant Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment under this subsection (b) shall become effective when the split, subdivision or combination becomes effective.

          (c) Stock Dividends. If the Company at any time while this Warrant remains outstanding and unexpired shall pay a dividend with respect to the Class of Stock for which this Warrant is then exercisable, payable in shares of that Class of Stock, Options, or Convertible Securities, the Warrant Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distributions, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of that Class of Stock outstanding immediately prior to such dividend or distribution, and
     (ii) the denominator of which shall be the total number of shares of the same Class of Stock outstanding immediately after such dividend or distribution (including shares of that Class of Stock issuable upon exercise, conversion or exchange of any Option or Convertible Securities issued as such dividend or distribution). If the Options or Convertible Securities issued as such dividend or distribution by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or any increase by the number of shares issuable upon exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price shall, upon any such decrease or increase becoming effective, be adjusted to reflect such decrease or increase as if such decrease or increase became effective immediately prior to the issuance of the Options or Convertible Securities as the dividend or distribution. Any adjustment under this subsection (c) shall become effective on the record date.

          (d) Other Securities. In the event the Company at any time or from time to time after the issuance of this Warrant makes, or fixes a record date for the determination of Holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each such event, provision shall be made so that the Holder shall receive, upon exercise hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which the Holder would have received had this Warrant been exercised for such Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by such Holder as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the Holder.

          (e) New Securities. If the Company at any time while this Warrant remains outstanding and unexpired shall issue additional shares of Common Stock, Options or Convertible Securities at a price per share below the Warrant Price, the Warrant Price shall be reduced to such price. Notwithstanding the foregoing, the Company shall not be required to make any adjustment to the Warrant Price in the case of the issuance of shares of Common Stock, Options or Convertible Securities upon the exercise of any options or warrants outstanding as of the Date of Grant.

     5.3 Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to subsection 5.2 of this Article 5, the number of Shares issuable upon exercise of this Warrant shall be adjusted to the product obtained by multiplying the number of Shares issuable immediately prior to such adjustment in the Warrant Price by a fraction (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Warrant Price immediately after such adjustment.

6.       Notice of Adjustments.
         ----------------------

     Whenever the Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall issue a certificate signed by its chief financial officer or chief executive officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price after giving effect to such adjustment and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

7.       Right to Convert Warrant Into Stock.
         ------------------------------------

     7.1 Certain Definition. As used in this Section 7, the following term shall have the following meaning:

          "Conversion Price." The Conversion Price of one share of the Class of Stock for which this Warrant is then exercisable is determined as follows, for the Registration Lapse Period during which the conversion of the Warrant into such Class of Stock occurs:

          (a) if the Common Stock is publicly traded, the product of (a) the highest closing sale price or, if no closing sale price is reported, the highest value that is the average between the ask and bid prices of the Common Stock quoted on any exchange or over the-counter market on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for each Registration Lapse Day during the Registration Lapse Period, and (b) the number of shares of Common Stock into which each share of the Class of Stock for which this Warrant is then convertible, if applicable; or,

          (b) if the Common Stock is not traded in an over-the-counter market or on an exchange, the highest fair market value of a single share of the Class of Stock for which this Warrant is then exercisable shall be as determined in good faith by the Company's Board of Directors provided; however, that if the Holder disputes in writing the fair market value determined by the Board of Directors within thirty (30) days of being informed of such fair market value, the fair market value shall be determined by an independent appraiser, appointed in good faith by the Company's Board of Directors.

     7.2 Right to Convert. In addition to the rights granted under Section 3 of this Warrant, during any Registration Lapse Period, until the SEC declares an Effective Registration Statement, the Holder shall have the right to require the Company to convert this Warrant (the "Conversion Right") into shares of the Class of Stock for which the Warrant is then exercisable, as provided in this
Section 7. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Warrant Price) that number of shares of stock, if any, equal to the quotient obtained by dividing (x) the value of this Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Price immediately prior to the exercise of the Conversion Right from the aggregate Conversion Price) by (y) the Conversion Price.

     7.3 Method of Exercise. The Conversion Right may be exercised at any time during a Registration Lapse Period by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right. Certificates of the shares of stock issuable upon exercise of the Conversion Right shall be delivered to the Holder within five (5) business days following the Company's receipt of this Warrant together with the aforesaid written statement.

     7.4 Automatic Conversion Prior to Expiration. To the extent this Warrant is not previously exercised, and if the value of one share of the Class of Stock for which this Warrant is then exercisable (determined as of the expiration of this Warrant in the manner provided in Section 7.1(a) or Section 7.1(b), as applicable) is greater than the Warrant Price per share on the expiration date, this Warrant shall be deemed automatically converted in accordance with Section
7.2 hereof (even if not surrendered) immediately before its expiration. To the extent this Warrant or any portion thereof is deemed automatically converted pursuant to this Section 7.4, the Company agrees to notify Holder within a reasonable period of time of the number of shares of the Class of Stock, if any, Holder is to receive by reason of such automatic conversion. The Company shall issue to the Holder certificates for the Shares issued upon such automatic conversion in accordance with Section 7.3 above, although the Company may condition receipt of the certificate upon surrender of the Warrant to the Company.

8.       Transferability and Non-negotiability of Warrants and Shares.
         -------------------------------------------------------------

     This Warrant and the Shares issued upon exercise hereof may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee

(including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 8, title to the Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery.

9.       Notices.
         --------

     The Company shall mail to the registered Holder of the Warrant, at its last known post office address appearing on the books of the Company, not less than twenty (20) days prior to the date on which (a) a record will be taken for the purpose of determining the Holders of Common Stock entitled to dividends or subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the Holders of Common Stock entitled to notice of and to vote at a meeting of stockholders at which any capital reorganization, reclassification of shares of Common Stock, consolidation, merger, dissolution, liquidation, winding up or sales of substantially all of the Company's assets shall be considered and acted upon.

10.      Miscellaneous.
         --------------

     No fractional shares of the Shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect; provided, however, that no payment shall be made in respect of such fractional share if the amount due is less than $20.00. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns. This Warrant shall be governed by and construed under the laws of the State of California as applied to contracts entered into between residents of the State of California to wholly performed in the State of California. The representations, warranties and agreements herein contained shall survive the exercise of the Warrant. References to the "holder of" include the immediate Holder of shares purchased on the exercise of this Warrant, and the word "Holder" shall include the plural thereof. The titles of the section and the subscriptions of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in the Warrant shall be deemed to include masculine, feminine and neuter forms.

     All shares of Common Stock or other securities issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and the Company will pay all taxes in respect of the issuance thereof (other than any income or capital gain taxes payable by the Holder)

     IN WITNESS WHEREOF,  the Warrant has been duly executed by the undersigned,
as of the      day of September, 1999.
         -----


                                   GOODRICH PETROLEUM CORPORATION



                                   By:
                                      ------------------------------------------
                                        Walter G. Goodrich, President

                                   APPENDIX A

                               NOTICE OF EXERCISE

     The undersigned, the Holder of the foregoing Warrant, hereby irrevocably elects, pursuant to Section 3 of the Warrant, to exercise purchase rights represented by such Warrant for, and to purchase thereunder,
                                                                 ---------------
shares of the Common Stock of Goodrich Petroleum Corporation (the "Company") to which such Warrant relates and herewith makes payment of $
                                                          ----------------------
therefor, as follows:

             $                         in cash,
               -----------------------
             $                         by wire transfer to the Company,
               -----------------------
             $                         by certified check or money order, or
               -----------------------
             $                         by cancellation of accrued interest,
               -----------------------
                first, and then outstanding principal under the Secured Notes,

and requests that certificates for such shares (and any other securities or property deliverable upon such conversion including a revised warrant) be delivered to the undersigned at the address set forth below the signature of the undersigned.

Dated:
      ------------------------------


                          Name of Holder:

                           --------------------------------------------------


                          By:
                              -----------------------------------------------
                                (Signature of Authorized Officer)

                          Title:
                              -----------------------------------------------
                          Address:

                           --------------------------------------------------

                           --------------------------------------------------

                           --------------------------------------------------

                                   APPENDIX B

                              NOTICE OF CONVERSION

     The undersigned, the Holder of the foregoing Warrant, hereby elects pursuant to Section 7 of the Warrant, to convert the rights to purchase
                                                                        --------
shares of the Common Stock covered by such Warrant and herewith makes payment in full therefor by surrender of such Warrant, and requests that certificates for the appropriate number of shares (and any other securities or property deliverable upon such conversion including a revised warrant) be issued in the name of the undersigned and delivered to its address as set forth below.

Dated:
       -----------------------------


                          Name of Holder:

                             ---------------------------------------------------


                          By:
                              -----------------------------------------------
                                (Signature of Authorized Officer)

                          Title:
                              -----------------------------------------------
                          Address:

                           --------------------------------------------------

                           --------------------------------------------------

                           --------------------------------------------------